UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

March 8, 2005

(Date of earliest event reported)

SFBC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16119	59-2407464

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11190 Biscayne Boulevard
Miami, Florida	33181

(Address of principal executive offices)	(Zip Code)

(305) 895-0304

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being filed for the purpose of updating historical and pro forma financial information relating to our December 22, 2004 acquisition of PharmaNet, Inc. As required by Item 9.01 of Form 8-K, we previously filed, on a Current Report on Form 8-K filed on December 27, 2004, as amended by a Current Report on Form 8-K/A filed on February 8, 2005, historical PharmaNet financial information as of and for the three years ended December 31, 2003 and as of and for the nine months ended September 30, 2004 and 2003 and pro forma financial information as of and for the nine months ended September 30, 2004 and for the year ended December 31, 2003 giving effect to our acquisition of PharmaNet as if it had occurred on January 1, 2003. On February 8, 2005, we publicly announced a proposed public offering of our common stock. On March 8, 2005, we filed our Annual Report on Form 10-K for the year ended December 31, 2004 containing, among other things, our audited financial statements for the year ended December 31, 2004. In connection with our proposed public offering and the filing of our Annual Report on Form 10-K for the year ended December 31, 2004, we are filing this Current Report on Form 8-K to provide historical PharmaNet financial information as of December 22, 2004 and for the period from January 1, 2004 through December 22, 2004 and a pro forma statement of earnings for the period from January 1, 2004 through December 22, 2004 giving effect to our acquisition of PharmaNet as if it had occurred on January 1, 2004.

Item 8.01 Other Events

PharmaNet, Inc. and Subsidiaries Consolidated Financial Statements

The following consolidated financial statements of PharmaNet, Inc. and its subsidiaries are included in this Item 8.01 of this Current Report on Form 8-K:

As of December 22, 2004 and for the period from January 1, 2004 through December 22, 2004:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 22, 2004

Consolidated Statement of Earnings for the period from January 1, 2004 through December 22, 2004

Consolidated Statement of Shareholders’ Equity and Comprehensive Income for the period from January 1, 2004 through December 22, 2004

Consolidated Statement of Cash Flows for the period from January 1, 2004 through December 22, 2004

Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
PharmaNet, Inc.

We have audited the accompanying consolidated balance sheet of PharmaNet, Inc. and subsidiaries as of December 22, 2004, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for the period from January 1, 2004 to December 22, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PharmaNet, Inc. and subsidiaries as of December 22, 2004, and the results of their operations and their cash flows for the period from January 1, 2004 to December 22, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Miami, Florida
February 21, 2005

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 22, 2004

Assets
Current assets:
Cash and cash equivalents	$2,587,094
Accounts receivable, net	51,672,279
Income tax receivable	6,599,990
Prepaid expenses and other current assets	1,851,050
Deferred income taxes	1,490,862

Total current assets	64,201,275
Property and equipment, net	14,167,690
Deferred income taxes	506,757
Other assets, net	3,708,243
Other intangible assets, net	205,717
Goodwill	18,648,866

Total assets	$101,438,548

Liabilities and Shareholders’ Equity
Current liabilities:

Current portion of capital lease obligations	$210,764
Accounts payable and accrued expenses	15,385,666
Current portion of customer advances	13,508,511

Total current liabilities	29,104,941

Capital lease obligations, less current portion	4,707
Customer advances	27,359,504

Total liabilities	56,469,152

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, $0.01 par value per share (aggregate liquidation value of $6,590,000) authorized 6,000,000 shares; 4,635,000 issued and 4,554,585 outstanding	46,350
Common stock, $0.01 par value per share, authorized 20,000,000 shares; 13,782,262 issued and 13,631,266 outstanding shares	137,823
Additional paid-in capital	19,350,607
Treasury stock (at cost, 231,410 shares)	(2,304,796)
Accumulated other comprehensive income	1,665,328
Retained earnings	26,074,084

Total shareholders’ equity	44,969,396

Total liabilities and shareholders’ equity	$101,438,548

The accompanying notes are an integral part of these consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Statement of Earnings

For the period from January 1, 2004 through December 22, 2004

Revenue	$118,360,127
Reimbursed out of pockets	57,466,508

Total net revenue	175,826,635

Operating expenses:
Direct costs	73,589,266
Reimbursable out of pocket expenses	57,466,508
Selling, general, and administrative	27,341,193
Depreciation and amortization	5,946,440
Facility related charge	588,891

Total operating expenses	164,932,298

Earnings from operations	10,894,337
Interest income	193,289
Interest expense	(499,465)

Earnings before income taxes	10,588,161
Income tax expense	4,491,561

Net earnings	$6,096,600

The accompanying notes are an integral part of these consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Equity and Comprehensive Income

For the period from January 1, 2004 through December 22, 2004

	Convertible					Treasury stock
	preferred stock		Common stock			(at cost)		Accumulated
					Additional			other
					paid-in			comprehensive	Retained
	Shares	Amount	Shares	Amount	capital	Shares	Amount	income	earnings	Total
Balance, January 1, 2004	4,635,000	$46,350	13,742,942	$137,429	$9,901,510	233,383	$(2,330,533)	$968,341	$19,977,484	$28,700,581

Exercise of stock options, net	—	—	39,320	394	133,792	—	—	—	—	134,186
Tax benefit for the exercise of stock options	—	—	—	—	9,315,305	—	—	—	—	9,315,305

Purchase of treasury stock	—	—	—	—	—	12,450	(99,600)	—	—	(99,600)
Shares issued to 401(k) plan participants	—	—	—	—	—	(14,423)	125,337	—	—	125,337
Comprehensive income:
Net earnings	—	—	—	—	—	—	—	—	6,096,600	6,096,600
Foreign currency translation adjustment	—	—	—	—	—	—	—	696,987	—	696,987

Comprehensive income										6,793,587

Balance, December 22, 2004	4,635,000	$46,350	13,782,262	$137,823	$19,350,607	231,410	$(2,304,796)	$1,665,328	$26,074,084	$44,969,396

The accompanying notes are an integral part of these consolidated financial statements.

PHARMANET, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the period from January 1, 2004 through December 22, 2004

Cash flows from operating activities:
Net earnings	$6,096,600
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization expense	5,946,440
Amortization of financing costs	93,499
Deferred income taxes	(2,066,397)
Tax benefit from exercise of stock options	9,315,305
Changes in assets and liabilities:
Increase in accounts receivable	(7,258,877)
Increase in prepaid expenses and other current assets	(6,427,366)
Increase in other assets	(1,889,692)
Increase in accounts payable and accrued expenses	5,888,479
Increase in customer advances	2,858,275

Net cash provided by operating activities	12,556,266

Cash flows from investing activities:
Purchase of property and equipment	(3,437,233)

Net cash used in investing activities	(3,437,233)

Cash flows from financing activities:
Repayment of term debt	(12,000,000)
Repayment of capital leases	(445,426)
Proceeds from issuance of common stock	134,186
Purchase of treasury stock	(99,600)

Net cash used in financing activities	(12,410,840)

Effect of exchange rate changes on cash and cash equivalents	28,996

Net decrease in cash and cash equivalents	(3,262,811)
Cash and cash equivalents, beginning of year	5,849,905

Cash and cash equivalents, end of period	$2,587,094

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest and financing costs	$467,480
Income taxes	$3,992,073

The accompanying notes are an integral part of these consolidated financial statements.

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization

PharmaNet, Inc. (“PharmaNet”), a contract research organization, was incorporated on December 26, 1995 in Delaware and provides independent clinical development services for the pharmaceutical, biotechnology and medical device industries. PharmaNet’s operations involve a single industry segment for financial reporting purposes.

(b)	Basis of Presentation

The financial information and accompanying notes are as of December 22, 2004 and for the period from January 1, 2004 through December 22, 2004. On December 22, 2004, all of the outstanding shares of PharmaNet were purchased by SFBC International, Inc. (“SFBC International”). These statements and accompanying notes are as of immediately before the sale to SFBC International; however, these statements and accompanying notes give effect to the pay-off of term debt (see note 8) and the exercise of stock options and stock appreciation rights (“SARs”).

(c)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts and operations of PharmaNet and its wholly-owned subsidiaries (together, the “Company”). All intercompany accounts and transactions have been eliminated in consolidation.

(d)	Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(e)	Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less at date of purchase and consist principally of money market funds at December 22, 2004. Cash balances at December 22, 2004 include $2,517,133 held in foreign banks by the Company’s foreign subsidiaries.

(f)	Financial Instruments

The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, and capital lease obligations approximate their carrying amounts as reported at December 22, 2004.

(g)	Collectibility of Accounts Receivable

The Company’s allowance for doubtful accounts and allowance for changes in contracts are based on management’s estimates of the creditworthiness of its clients, analysis of subsequent changes in contracts, analysis of delinquent accounts, the payment histories of the accounts and management’s judgment with respect to current economic conditions and, in the opinion of management, is believed to be an amount sufficient to respond to normal business conditions. Management reviews its accounts receivable aging on a regular basis for past due accounts. Any uncollectible amounts are written off against the allowance.

Management sets reserves for customers based upon historical collection experience, and sets specific reserves for customers whose accounts have aged significantly beyond this historical collection experience.

Should business conditions deteriorate or any major client default on its obligations to the Company, this allowance may need to be significantly increased, which would have a negative impact upon the Company’s operations.

The allowance for changes in contracts is an estimate established through reductions to net revenue.

(h)	Other Assets

Costs related to the planned sale of the Company totaling $1,658,732 are included in the accompanying balance sheet.

(i)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to ten years. Leasehold improvements are amortized using the straight-line method over the estimated life of the asset or the remaining lease term, whichever is shorter.

Costs related to the development or purchase of internal-use software during the application development stage are capitalized and amortized over the estimated useful life of the software. Costs related to the preliminary project stage and the post-implementation/operation stage of internal-use computer software development projects are expensed as incurred.

(j)	Intangible Assets and Goodwill

In accordance with Statement of Financial Accounting Standards SFAS No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, the Company recorded its business combination, which occurred after June 30, 2001, using the purchase method of accounting. Furthermore, the Company recorded all identifiable intangible assets apart from goodwill. Goodwill, which represents the excess purchase price over the fair value of net assets acquired, is not amortized, but will be evaluated for impairment at least annually.

Other Intangible assets, which consist of trademark, are amortized on a straight-line method over their estimated useful lives. Estimated useful lives are 2 – 15 years.

(k)	Impairment of Long-Lived Assets

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. In accordance with SFAS No. 142, an impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.

(l)	Revenue Recognition

Revenues from contracts, other than fee-for-service contracts, are generally recognized as services are performed on the percentage-of-completion method of accounting with performance generally assessed using output measures, such as units-of-work performed to date as compared to the total units-of-work contracted. Revenue from fee-for-service contracts are recognized as services are performed. Contracts may contain provisions for renegotiation in the event of cost overruns due to changes in the level of work scope. Renegotiated amounts are included in revenue when the work is performed and realization is assured. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

Direct costs include all direct costs related to contract performance. Costs are not deferred in anticipation of contracts being awarded, but instead are expensed as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

On behalf of customers, the Company pays fees to investigators and other out-of-pocket costs for which it is reimbursed at cost, without mark-up or profit. In connection with the required implementation on January 1, 2002, of Financial Accounting Standards Board Emerging Issues Task Force Rule No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred,” reimbursable out-of-pocket expenses are included in operating expenses, while the related reimbursements received are reported separately as reimbursed out-of-pockets within total net revenues in the Consolidated Statement of Earnings.

(m)	Operating Expenses

Direct costs include labor, related benefit charges, and other direct project-related costs. Selling, general, and administrative expenses primarily consist of rent, professional services, advertising, and promotional expenses. Advertising expense is recognized as incurred and totaled $1,626,792 from January 1, 2004 through December 22, 2004.

(n)	Accounting for Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable earnings in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in earnings in the period that includes the enactment date.

(o)	Stock-Based Compensation

The Company accounts for its employee stock-based compensation and employee stock option plans in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation cost is measured on the date of issuance or grant as the excess of the current estimated fair value of the underlying stock over the purchase or exercise price. Such deferred compensation amounts are amortized over the respective vesting periods of the equity instruments, if any. The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS No. 123”) as amended, which permits entities to provide pro forma net earnings (loss) disclosures for employee stock-based compensation as if the minimum value based method defined in SFAS No. 123 had been applied. Transactions with nonemployees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for under the fair value based method defined in SFAS No. 123. There were no stock-based transactions with nonemployees during the period from January 1, 2004 through December 22, 2004.

The following table summarizes the results if the Company had recorded compensation cost at the grant date for its stock options based on the minimum value method prescribed under SFAS No. 123:

2004
Net earnings, as reported	$6,096,600
Pro forma net earnings	$5,986,445

During the period from January 1, 2004 through December 22, 2004 the Company did not record any stock-based compensation expense.

(p)	Stock Appreciation Rights

The Company measures compensation related to SARs at the end of each period as the amount by which the current estimated fair value of the shares of the Company’s common stock exceeds the deemed fair value of the stock appreciation right on the date of grant and records an obligation and a charge to compensation expense for the earned portion of the stock appreciation right as a percentage of the total compensation. Changes in estimated fair value from period to period are reflected as an adjustment to accrued compensation and compensation expense in the periods in which the changes occur until the stock appreciation rights are exercised.

(q)	Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries use the local currency as the functional currency and are translated into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Assets and liabilities are translated at year-end exchange rates and income and expense items are translated at exchange rates prevailing throughout the year. Exchange adjustments resulting from foreign currency transactions are recognized in the statements of earnings, whereas adjustments resulting from the translation of the financial statements are reflected as a separate component of shareholders’ equity. Foreign currency transactions aggregated losses of $168,912 for the period from January 1, 2004 through December 22, 2004.

(r)	Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net earnings and foreign currency translation adjustments and is presented in the consolidated statements of shareholders’ equity and comprehensive income. SFAS No. 130 requires only additional disclosures in the financial statements and it does not affect the Company’s financial position or results of operations.

(s)	Equity Security Transactions

Since inception, the Company’s Board of Directors has determined the fair value of all equity securities based upon facts and circumstances existing at the dates such equity transactions occurred, including the price at which equity instruments were sold to independent third parties.

(2)	Acquisition

On August 1, 2001, the Company completed its acquisition of MEDEX Clinical Trials Services, Inc. (MEDEX). The Company purchased 100% of the outstanding common stock of MEDEX from a single shareholder (the “Seller”).

As of December 22, 2004, the maximum remaining contingent consideration payable to MEDEX was $2,250,000. Pursuant to the terms of the agreement, this contingent consideration expires November 2005.

There were no changes in the carrying amount of goodwill for the period from January 1, 2004 through December 22, 2004.

(3)	Facilities Related Charges

In 2004, in accordance with FASB Statement No. 146, Accounting for the Costs Associated with Exit or Disposal Activities, the Company recorded an additional facilities related charge of $588,891. The charge was for unoccupied office space the Company rents in Essington, Pennsylvania resulting from the Medex acquisition. The Company is working on sub-leasing this available space.

(4)	Accounts Receivable

Accounts receivable at December 22, 2004 consists of the following:

Billed receivables	$27,771,392
Unbilled receivables	29,223,171

56,994,566
Less: Allowance for doubtful accounts and contract changes	5,322,287

$51,672,279

(5)	Property and Equipment

Property and equipment at December 22, 2004 consists of the following:

Computer software	$4,992,191
Computer hardware	7,225,217
Furniture and fixtures	8,032,841
Office equipment	1,342,283
Leasehold improvements	8,358,837

29,951,369
Less: accumulated depreciation and amortization	15,783,679

$14,167,690

Depreciation expense for the period from January 1, 2004 through December 22, 2004 was $5,926,205. The Company retired $5,814,580 in fully depreciated assets for the period from January 1, 2004 through December 22, 2004.

(6)	Intangible Assets

Intangible assets at December 22, 2004 consists of the following:

Trademark	$303,527
Less: accumulated amortization	97,810

$205,717

Amortization for the period from January 1, 2004 through December 22, 2004 was $20,235.

(7)	Income Taxes

Income tax expense for the period from January 1, 2004 through December 22, 2004 consists of the following:

Current:
Federal	$4,272,359
State	135,567
Foreign	237,725

4,645,651

Deferred:
Federal	(25,488)
State	(4,498)
Foreign	(132,998)
Foreign valuation allowance	8,894

(154,090)

$4,491,561

Through December 22, 2004 the Company has not provided for possible U.S. income taxes on $1.1 million in undistributed earnings of foreign subsidiaries that were considered permanently reinvested.

The following table presents a reconciliation between reported income tax expense and the income tax expense which would be computed by applying the Federal statutory income tax rate to earnings before income taxes:

2004
Federal income tax at statutory rate	$3,599,975
Add effect of:
State income taxes, net of Federal income tax benefit	75,569
Nondeductible items	74,962
Other	685,873
Increase of valuation allowance	8,894
Difference in U.S. vs Foreign	46,288

$4,491,561

The Company’s effective tax rate differs from the statutory rate due to non-deductible items. Included in “Other” is approximately $449,000 which resulted from adjustments to deferred tax liabilities related to fixed assets.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 22, 2004 are presented below:

Deferred tax assets:
Rent allocation	$783,830
Accrued vacation	373,684
Deferred compensation and employee benefits	414,254
Tax credits	612,008
Net operating loss carryforwards, net of valuation allowance of approximately $156,569 in 2004	2,024,490
Other	112,771

Total gross deferred tax assets	4,321,037

Deferred tax liabilities:
Goodwill	1,302,986
Fixed assets, due to depreciation	460,638
Other	340,497
Foreign timing difference	219,297

Total gross deferred tax liabilities	2,323,418

Net deferred tax assets	$1,997,619

At December 22, 2004, the Company had U.S. Federal net operating loss carryforwards of approximately $1.4 million that will begin to expire in 2023, U.S. State net operating losses of $11.7 million that will begin to expire in 2011, and foreign net operating losses of approximately $3.8 million that will begin to expire in 2005. The Company has recognized a valuation allowance attributable to that portion of its foreign net operating loss carryforward for which management believes it is more likely than not that such amounts will not be realized after considering estimates of future taxable earnings and tax-planning strategies. The Company also had foreign tax credit carryforwards at December 22, 2004 of approximately $412,000, which expire in 2007. Minimum tax credit carryforwards at December 31, 2004 totaled $200,000 and will carryfoward indefinitely. Tax benefits resulting from the exercise of non-qualified stock options have been recorded as an increase to income tax receivable and a corresponding increase in paid-in capital of $9,315,305.

(8)	Long-term Debt

Prior to the sale of the Company’s shares to SFBC International, the Company had $8,000,000 outstanding of term debt and a $20,000,000 line of credit (“Credit Facility”) with a bank, which had a $0 balance before the sale. On December 22, 2004, the Company paid $8,032,061 for the outstanding principal and accrued interest. Pursuant to the terms of the Credit Facility, this credit facility was terminated on December 22, 2004. The interest rate at December 22, 2004 was 5.25%.

(9)	Related Party Transactions

The Company had a consulting arrangement with an entity that was beneficially owned by the former Chairman of the Board of Directors (deceased March 2004) who was a principal shareholder of the Company. The arrangement provided for the payment of fees and out-of-pocket expenses in connection with consulting advice related to the expansion of the Company in Europe, Asia and South America. In connection with this arrangement, the Company recorded expense of approximately $289,000 for the period from January 1, 2004 through December 22, 2004. A total of $0 was accrued as due to this related party at December 22, 2004. The Company has a consulting agreement with an entity that is beneficially owned by a shareholder and former director of the Company for general consulting services. The amount paid for the period January 1, 2004 through December 22, 2004 was $150,000. Pursuant to the terms of this consulting agreement, this agreement was terminated on December 22, 2004 as a result of the sale of the Company to SFBC International. The Company leases office space in one of its leased office buildings at market rates to an entity whose President is a director of the Company and son of the former Chairman of the Board of Directors of the Company. The lease income for the period from January 1, 2004 through December 22, 2004 was approximately $37,900. In addition, the employees and their dependents of this entity are covered under the Company’s health plan. The entity reimburses the Company for the direct medical claims paid on behalf of these individuals. On December 22, 2004 the employees and their dependents of this entity are no longer covered under the Company’s health plan. The Company has an arrangement with an entity that is 50% owned by a daughter of the former Chairman of the Board of Directors of the Company for office design services. The amount paid for these services was $65,000 for the period from January 1, 2004 through December 22, 2004.

(10)	Significant Customers and Concentration of Credit Risk

During 2004, revenues from four customers represented 41% of the Company’s revenue excluding reimbursed out-of-pockets. Two of these customers represented 14% and 10% of such revenues. The customer that represents 14% of the Company’s revenue is one of the largest multi-national pharmaceutical companies where the individual operating companies make the decisions in selecting contract research organizations. The Company is working with six of these operating companies, however, the Company has reported as if revenue is from one customer in this context. The aggregate amount of accounts receivable due from such customers amounted to approximately $16,302,000 of total accounts receivable at December 22, 2004. The aggregate amount of customer advances from such customers amounted to approximately $19,269,000 of total customer advances at December 22, 2004.

Accounts receivable are from customers in the pharmaceutical, biotechnology, and medical devices industries. The Company in some cases requires advance payment for a portion of the contract price, in the form of a deposit, from its customers upon the signing of a contract for services. Such deposits are recorded as liabilities to the Company until such time they are refunded to the customers or applied against the customers’ final bill.

(11)	Shareholders’ Equity

(a)	Common Stock

In January 1996, the Board of Directors of the Company authorized the issuance of an aggregate of 6,120,000 shares of common stock for total consideration of $750,000 to five co-founders (collectively, the “Executive Stockholders”) of the Company. Four of the five Executive Stockholders each received 1,350,000 common shares, two-thirds of which vested ratably over a three year period beginning June 1, 1996. The other one-third vested with payment of $187,500 each to the Company which were paid in full during 1998. The remaining Executive Stockholder received 720,000 shares of common stock which vested ratably over three years. These shareholders also received a right to purchase shares in future equity offerings, except in a specified public offering (see below), in proportion to their current ownership, at the offering price.

In June 1996, the Executive Stockholders and an entity (the “Founder”) controlled by the former Chairman, entered into an agreement in which the Executive Stockholders have each given the Founder an irrevocable proxy to vote their shares. This proxy terminates upon completion of a public offering with gross proceeds of $25 million and a per share price of $8 (pre-splits), subject to adjustment or the death or permanent disability of the principal shareholder of the Founder.

In this same agreement, the Founder agreed to give the Executive Stockholders an irrevocable proxy to vote its shares upon the death of the principal shareholder. The principal shareholder of the Founder died in March 2004.

(b)	Preferred Stock

In 1996, the Company sold 2,475,000 shares of Series A convertible preferred stock (“Series A”) in a private placement for $1.11 per share.

The holders of the Series A are entitled to receive dividends if and when declared by the board of directors. The Series A is also entitled to one vote per share and has veto rights when voting as a majority of the class of shares on certain proposals that would impact their rights.

In the event of liquidation, dissolution or winding-up of the Company, holders of Series A shall be entitled to receive an amount equal to their cost basis in the shares plus declared and unpaid dividends from the assets of the Company in preference to the common shareholders. The shareholders have the right to purchase shares in future equity offerings, except in a specified public offering (see below), in proportion to their current ownership, at the offering price.

Each share of Series A is convertible into one share of common stock (i) at the option of the holder thereof at any time or, (ii) mandatorily, within 30 days prior to the anticipated effective date of a registration statement under the Securities Act of 1933 covering the initial public offering of the Company’s common stock with a gross offering price of $25 million and a per share price of $8 (pre-splits), subject to adjustment. In the event of a stock split or stock dividend or other dividend or other adjustment to the capital structure of the Company, including any adjustments to the common stock, the Series A will be adjusted proportionately.

On June 5, 1997, the Company sold 2,160,000 shares of its Series A in a private placement to a single investor for $3,809,024, net of offering costs. These shares have the same rights, preferences and restrictions as the previously issued Series A except as follows: (i) the shareholder has the right after July 1, 2003 to offer its shares to the Company for redemption at a price equal to $8 (pre-splits) per share plus cumulative dividends at a rate of 7% from the date of issuance and (ii) the shareholder also has the right to fill one seat on the Board of Directors, subject to change upon the occurrence of certain events. The Company has the right, but not the obligation to purchase the offered Series A shares.

(c)	Treasury Stock

Treasury stock is accounted for under the cost method. For the period January 1, 2004 through December 22, 2004 the Company purchased 12,450 shares of common and preferred stock, for $99,600 and issued 14,423 shares from treasury to the 401(k) Retirement Plan (the “401(k) Plan”).

(12)	Stock Option Plans

The Company has four stock option plans (the “Plans”) which authorize the granting of incentive and nonqualified stock options to employees at option prices generally equal to the fair value of such common shares at the date of grants as determined by the Board of Directors. A maximum of 5,745,000 shares of common stock were issuable pursuant to the Plans. The options under the Plans vest over a four to six year period and expire ten years from the date of grant.

Prior to the sale of the Company’s shares to SFBC International, and contingent on the closing of such sale, the Company had cancelled the stock option plans and terminated all stock options. This termination resulted in the automatic vesting of all unvested stock options. At the time of the sale to SFBC International, there were 4,482,565 outstanding stock options. The holders of 4,440,065 of these options, in the aggregate, received gross proceeds totaling $30,285,883, for these options. The remaining 42,500 options were converted into SFBC International options.

At December 22, 2004, there were zero shares available for grant under the Plans. The per share weighted average minimum value of stock options granted during 2004, all of which were granted to employees, was $1.36. The minimum value of each option grant is estimated on the date of grant using the minimum value method, which does not consider volatility, with the following weighted average assumptions used for grants in 2004 were expected dividend yield of 0%, risk-free interest rates of 3.84%, and an expected life of 7 years. Stock option activity for 2004 was as follows:

		Weighted
	Number	average
	of	exercise
	options	price
Balance at January 1, 2004	3,800,440	$4.45

Granted	920,375	8.34
Exercised	(4,479,385)	5.25
Forfeited	(198,930)	8.05

Balance at December 22, 2004	42,500	6.78

The following table summarizes information about stock options outstanding at December 22, 2004:

	Options outstanding			Options exercisable
		Weighted	Weighted		Weighted
		average	average		average
		remaining	exercise		exercise
Exercise	Number	contractual	price	Number	price
prices	of shares	life	per share	of shares	per share
$1.78	4,500	3.42	$1.78	4,500	$1.78
2.67	4,500	4.42	2.67	4,500	2.67
8.00	33,500	8.40	8.00	33,500	8.00

	42,500	5.77	6.78	42,500	6.78

(13)	Stock Appreciation Rights Plan

In December 1997, the Company’s Board of Directors approved the 1998 SAR Plan whereby certain employees may receive incentive compensation in the form of stock appreciation rights (“Rights”) which are rights to receive an amount, payable only in cash, based on the appreciated value of the Company’s common stock over an established base price. The Rights generally vest over a five-year period and expire after a period of ten years from the date of grant.

Prior to the sale of the Company’s shares to SFBC International, and contingent on the closing of such sale, the Company cancelled the SAR plan and terminated all SARs. There were 69,450 vested SARs, at the time of the sale to SFBC International. These SARs were previously 100% vested. The holders of these SARs, in the aggregate, received gross proceeds totaling $701,153.

Through December 31, 1999, the Company issued 279,975 Rights, at a weighted average base price of approximately $1.80 per Right. As of December 22, 2004, the Company had, net of forfeits and exercises, zero rights outstanding.

(14)	Commitments and Contingencies

The Company maintains various operating leases, primarily for office facilities and office equipment, and capital leases, primarily for furniture. The carrying amount of the assets under capital lease is approximately $817,872 at December 22, 2004. As of December 22, 2004, future minimum lease payments under noncancelable leases are as follows:

	Capital	Operating
	leases	leases
Year ending December 31,
2005	$218,466	$8,747,604
2006	3,111	7,825,381
2007	2,935	7,506,419
2008		7,040,420
2009		6,149,421
Thereafter		14,161,079

Total minimum lease payments	224,512	$51,430,324

Less amount representing interest	9,041

Present value of minimum capital leases payments	215,471
Current installments of obligations under capital leases	210,764

Obligations under capital leases, less current installments	$4,707

Rent expense for 2004 totaled $9,682,000. From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business. At December 22, 2004, the Company is not a party to any material legal proceeding.

(15)	Employee Benefits

Participants in the 401(k) Plan may elect to contribute 1% to 15% of their pre-tax income, subject to certain limits. The Company made matching contributions, net of forfeitures, of $1,036,135 for the period January 1, 2004 through December 22, 2004. Additionally, the Company may make discretionary profit sharing contributions to the 401(k) Plan. There were no discretionary contributions made for the period January 1, 2004 through December 22, 2004.

For certain non-U.S. locations, the Company offers defined contribution plans for its employees. For the period January 1, 2004 through December 22, 2004, the Company recorded approximately $978,000 of expense for these plans.

(16)	Geographic Information

The following table sets forth the composition of the Company’s revenues, excluding reimbursed out-of-pockets, by geographic region for the period from January 1, 2004 through December 22, 2004, as well as the location of the Company’s property and equipment as of December 22, 2004:

2004
North America	$104,591,133
Europe	34,615,662
Rest of World	2,615,435

141,822,230
Eliminations	(23,462,103)

Consolidated net revenue	$118,360,127

Property and equipment, net

2004
North America	$9,376,654
Europe	3,915,385
Rest of World	875,651

$14,167,690

Intercompany sales are billed at standard prices established by the Company. Geographic area of sales is based primarily on the location from where the work is performed.

(17)	Sale of Company

On December 22, 2004, all of the Company’s outstanding shares were purchased by SFBC International. The purchase price was approximately $245 million plus other purchase price adjustments. Immediately prior to the purchase, the Company repaid approximately $8,000,000 of its bank debt. In connection with the purchase, all stock options were exercised or converted into SFBC International stock options and all stock appreciation rights were settled.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information included in this Current Report on Form 8-K gives effect to the consummation of the December 22, 2004 acquisition by SFBC International Inc. (“SFBC”) of PharmaNet, Inc. and subsidiaries, collectively referred to in this unaudited pro forma financial information and the notes hereto as PharmaNet, as if it had occurred on January 1, 2004 in the case of the unaudited pro forma statement of earnings for the year ended December 31, 2004, and is based on the estimates and assumptions set forth in the notes to this statement and preliminary estimates of the allocation of the purchase price. In addition, the pro forma consolidated financial information also gives effect to the August 11, 2004 consummation of SFBC’s convertible senior notes offering as if it occurred on January 1, 2004 in the case of the unaudited pro forma statement of earnings for the year ended December 31, 2004. Accordingly, the pro forma statement of earnings reflects adjustments for additional interest expense and amortization of deferred financing costs related to the August 11, 2004 convertible senior notes offering since the proceeds of the offering were used in connection with the PharmaNet acquisition. The results of operations of PharmaNet from January 1, 2004 through December 22, 2004 are reflected in its historical results of operations. The unaudited pro forma financial information should be read in conjunction with SFBC’s Form 10-K for the year ended December 31, 2004. The unaudited pro forma financial information should also be read in conjunction with the audited financial statements of PharmaNet for the period ended December 22, 2004, which are included herein. The pro forma financial statements do not reflect any dilution from the potential issuance of up to 3,086,445 shares of SFBC’s common stock upon conversion of its 2.25% convertible senior notes due 2024 or upon payment of any make-whole premium in connection with a fundamental change. The pro forma financial statements also do not reflect any significant dilution related to the stock options issued in connection with the PharmaNet acquisition to purchase up to approximately 1 million shares of SFBC common stock.

The following unaudited pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of SFBC’s actual financial position or results of operations as of the dates thereof, or as of or for any other future date, and is not necessarily indicative of what SFBC’s actual financial position or results of operations would have been had the acquisition been consummated on the above-referenced dates, nor does it give effect to any transactions other than the issuance of the convertible senior notes, the acquisition and those transactions that are described in the notes to the unaudited pro forma financial information.

The assets acquired and liabilities assumed in connection with the PharmaNet acquisition were recorded at estimated fair values as determined by SFBC’s management based on information currently available and on current assumptions as to future operations. SFBC has allocated the purchase price based on preliminary estimates of the fair values of the acquired property, plant and equipment, and identified intangible assets, and their estimated remaining useful lives. Accordingly, the allocation of the purchase price and the assigned estimated useful lives are subject to revision, based on the final determination of appraised and other fair values, and related tax effects. The purchase price is also subject to adjustment based upon PharmaNet’s working capital on the closing date as defined in the merger agreement.

The unaudited pro forma information gives effect only to adjustments set forth in the accompanying notes thereto and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

	FOR THE YEAR ENDED DECEMBER 31, 2004
	HISTORICAL		PRO FORMA
	SFBC	PHARMANET	ADJUSTMENTS		COMBINED
Revenue	$159,584,684	$118,360,127	$—		$277,944,811
Reimbursed out of pockets	—	57,466,508	—		57,466,508

Total net revenue	159,584,684	175,826,635	—		335,411,319
Cost and expenses
Direct costs	83,708,664	73,589,266	—		157,297,930
Reimbursable out of pocket expenses	—	57,466,508	—		57,466,508
General and administrative expenses	41,433,188	27,341,193	—		68,774,381
Depreciation and amortization	6,914,305	5,946,440	4,313,529	(1)	17,174,274
Facility related charge	—	588,891	—		588,891

Total costs and operating expenses	132,056,157	164,932,298	4,313,529		301,301,984
Earnings from operations	27,528,527	10,894,337	(4,313,529)		34,109,335
Other income(expense)
Interest income	1,345,872	193,289	(1,099,398	)(7)	439,763
Interest expense	(2,690,995)	(499,465)	(1,949,609	)(2)	(12,994,361)
			(6,684,028	)(3)
			(652,527	)(4)
			(972,603	)(5)
			454,866	(9)
Minority interest expense	(325,942)	—	—		(325,942)

Earnings before income taxes	25,857,462	10,588,161	(15,216,828)		21,228,795
Income tax expense	6,198,571	4,491,561	(5,934,563	)(7)	4,755,569

Net earnings	$19,658,891	$6,096,600	$(9,282,265)		$16,473,226

Earnings per share:
— basic and diluted
Basic	$1.31				$1.11
Diluted	$1.25				$1.06
Weighted average common shares outstanding:
Basic	15,047,245		(246,864	)(8)	14,800,381
Diluted	15,753,815		(246,864	)(8)	15,506,951

Notes to Unaudited Pro Forma Consolidated Financial Information

     The following pro forma adjustments were made:

(1)	To reflect amortization of the estimated identifiable intangible assets subject to amortization acquired in the PharmaNet acquisition totaling $18.8 million based on their estimated useful lives.

(2)	To reflect interest expense on the $143.75 million of convertible senior notes at an annual interest rate of 2.25%.

(3)	To reflect interest expense on the $125 million outstanding under the credit facility based on an estimated annual interest rate of 5.5%, under the effective interest method. A 0.125% change in this interest rate results in a net effect on earnings of approximately $95,000 for the year ended December 31, 2004.

(4)	To reflect the additional interest expense from the amortization of the deferred financing costs related to the convertible senior notes using an estimated life of five years, under the effective interest method.

(5)	To reflect the additional interest expense from the amortization of the deferred financing costs related to the credit facility using an estimated life of six years.

(6)	To reflect the tax effect of the pro forma adjustments using an effective tax rate of 39%.

(7)	To reflect the elimination of interest income on the proceeds from the convertible senior notes offering since the proceeds of the offering were used in connection with the PharmaNet acquisition.

(8)	To reflect the weighted average share effect of the August 2004 repurchase of 820,000 shares of SFBC common stock with proceeds from the convertible senior notes offering and to reflect the issuance of 258,971 shares of SFBC restricted common stock sold on December 22, 2004 to certain PharmaNet executives in connection with the PharmaNet acquisition.

(9)	To reflect the reduction of interest expense and the reduction of the amortization of deferred loan costs related to the prior PharmaNet debt, which was repaid upon the acquisition.

Item 9.01(c) Exhibits

The following exhibits are included in this Item 9.01(c) of this Current Report on Form 8-K:

Exhibit
Number	Description
23.1	Consent of Grant Thornton LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC International, Inc.
Dated: March 8, 2005	By:	/s/ David Natan
David Natan,
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP